EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in these Registration Statements (Nos. 333-264382, 333-214150, 333-201252 and 333-188985) on Forms S-8 and Registration Statement No. 333-276698 on Form S-3 of Xcel Brands, Inc. and Subsidiaries. (the “Company”) of our report dated April 14, 2026, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

August 5, 2026